ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20090681584-73
Ross Miller	Filing Date and Time
Secretary of State	09/15/2009 1:15 PM
State of Nevada	Entity Number C6192-2004

Articles of Merger
(PURSUANT TO NRS 92A.200)
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ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) **Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.**

Laburnum Ventures Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

AGR Tools, Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Laburnum Ventures Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Laburnum Ventures Inc.
Name of merging entity, if applicable

AGR Tools, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Laburnum Ventures Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1: Name of Corporation should be changed to AGR Tools, Inc.

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Laburnum Ventures Inc.
Name of merging entity
X [signature] President 09/10/09
Signature Title Date

ACR Tools, Inc
Name of merging entity
X [signature] President 09/10/09
Signature Title Date

Name of merging entity
X
Signature Title Date

Name of merging entity
X
Signature Title Date

Laburnum Ventures Inc.
Name of surviving entity
X [signature] President 09/10/09
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (the "**Merger Agreement**") is dated as of the 10th day of September, 2009.

BETWEEN:

Laburnum Ventures Inc. ("**Laburnum**"), a company incorporated under the laws of the State of Nevada, having an executive office at 1944 Bayview Court, Kelowna, British Columbia V1Z 3L8

AND:

AGR Tools, Inc. ("**AGR**"), a company incorporated under the laws of the State of Nevada, having an executive office at 1889 Matthews Avenue, Vancouver, British Columbia V6J 5M5

(Laburnum and AGR are hereinafter collectively referred to as the "**Constituent Corporations**")

WHEREAS:

A. Laburnum was incorporated on March 11, 2004, and its current authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.001 per share ("**Laburnum Common Stock**"), of which 60,000,000 are issued and outstanding, and 100,000,000 shares of preferred stock with a par value of $0.001 per share, none of which are issued and outstanding;

B. AGR was incorporated on July 28, 2009, and its current authorized capital stock consists of 1,000 shares of common stock with a par value of $0.001 ("**AGR Common Stock**"), 100 of which are issued and outstanding;

C. AGR is the wholly owned subsidiary of Laburnum;

D. The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of each of the Constituent Corporations that AGR merge with and into Laburnum upon the terms and subject to the conditions set forth in this Merger Agreement; and

E. The Boards of Directors of the Constituent Corporations have each approved this Merger Agreement.

NOW THEREFORE the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that AGR shall merge with and into Laburnum on the following terms, conditions and other provisions:

1. Merger and Effective Time. At the Effective Time (as defined below), AGR shall be merged with and into Laburnum in accordance with the applicable laws of the State of Nevada (the "**Merger**"), and Laburnum shall be the surviving corporation of the Merger (the "**Surviving Corporation**"). The Merger shall become effective upon the close of business on the date when Articles of Merger, in substantially the form attached to this

Merger Agreement as Appendix A, are filed and declared effective by the Nevada Secretary of State (the "**Effective Time**").

2. Effect of Merger. At the Effective Time, the separate corporate existence of AGR shall cease; the corporate identity, existence, powers, rights and immunities of Laburnum as the Surviving Corporation shall continue unimpaired by the Merger; and Laburnum shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of AGR, all without further act or deed.

3. Governing Documents. At the Effective Time, the Articles of Incorporation of Laburnum in effect immediately prior to the Effective Time and the Bylaws of Laburnum in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, except that Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to state that the name of the Surviving Corporation shall be "AGR Tools, Inc.".

4. Directors and Officers. At the Effective Time, the directors of Laburnum shall be the directors of the Surviving Corporation, and the officers of Laburnum shall be the officers (holding the same offices) of the Surviving Corporation, and after the Effective Time shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

5. Cancellation of AGR Common Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their stockholders, each share of AGR Common Stock shall be cancelled.

6. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of AGR such deeds and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, on record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AGR, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of AGR, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

7. Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of Laburnum or AGR.

8. Amendment. At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations.

9. Tax-Free Reorganization. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

10. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to its principles of conflicts of law or choice of laws.

11. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, it may be executed by facsimile or email and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Merger Agreement to be duly executed on the date set forth above.

LABURNUM VENTURES INC.	**AGR TOOLS, INC.**
______________________________	______________________________
G.M. (Rock) Rutherford President & Chief Executive Officer	Thomas R. Brown President

10. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to its principles of conflicts of law or choice of laws.

11. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, it may be executed by facsimile or email and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Merger Agreement to be duly executed on the date set forth above.

LABURNUM VENTURES INC.

G.M. (Rock) Rutherford
President & Chief Executive Officer

AGR TOOLS, INC.

Thomas R. Brown
President

APPENDIX A

Articles of Merger

[insert Articles of Merger]